Exhibit 99.1

Delek US Holdings, Inc. Reports Second Quarter 2008 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing, supply and retail industries, today announced financial results for the second quarter 2008.

Delek US reported total revenue of $1.45 billion for the quarter ended June 30, 2008, an increase of 31.4 percent when compared to the second quarter 2007. Net income declined to $4.0 million, or $0.07 per fully diluted share, from net income of $67.2 million, or $1.29 per fully diluted share, for the prior-year period, due principally to a 42.7 percent year-over-year decline in the 5-3-2 crack spread, elevated crude oil prices and higher natural gas costs.

The Company’s second quarter results were positively impacted by a strong distillate crack spread and continued fuel margin benefit from the Company’s ethanol blending program, which resulted in higher fuel margins at the retail segment and lower cost of goods sold at the refinery. The Company also realized a $2.9 million pre-tax gain on the sale of a third-party operated site during the second quarter.

Delek US recognized a mark-to-market pre-tax loss of approximately $13.2 million related to existing ethanol swap agreements in the second quarter 2008, the majority of which expire throughout 2009. In addition, during the three months ended June 30, 2008, we lowered our 2008 estimated ending inventory levels which, consequently, led us to recognize a pre-tax gain of $12.5 million associated with the permanent reduction to inventory under LIFO (Last-In-First-Out) accounting.

Uzi Yemin, President and Chief Executive Officer of Delek US, remarked, “Although higher crude oil costs and weaker consumer demand impacted our second quarter results, each of our business segments reported positive contribution margin in the period, resulting in a return to profitability. We believe that ongoing efforts to further optimize our crude slate, grow our ethanol blending program, enhance retail margins and improve our operating efficiency should position us to remain increasingly competitive in a challenging operating environment.”

Refining Segment

The refining segment contribution margin was $20.5 million for the second quarter of 2008, compared to $95.1 million for the second quarter of 2007. The refining margin, adding back inter-company marketing fees of $0.76 per barrel, was $10.49 per barrel sold, compared to $24.06 per barrel sold for the same quarter last year.

The Company partially offset the escalation in crude prices by processing alternative sour crudes and intermediate feedstocks, in addition to blending more than 2,380 barrels per day of ethanol.

Barrels sold per day declined to 51,731 in the second quarter 2008, compared to 53,792 in the second quarter 2007, due primarily to maintenance performed on the diesel hydrotreater and Platformer which resulted in lower utilization in the early weeks of the second quarter.

During the second quarter, Delek US completed the gasoline hydrotreater project at its Tyler refinery which allows for the production of Low Sulfur Gasoline. This project, which is part of the Clean Fuels Capital Program, was undertaken in order to comply with governmental regulations requiring a reduction in sulfur content for gasoline.

Retail Segment

The retail segment contribution margin was $17.3 million for the second quarter 2008, compared to $18.4 million for the second quarter 2007. Second quarter retail contribution margin was affected by high retail fuel prices, increased credit card expenses and a reduction in discretionary consumer spending.

Retail fuel margin increased on a year-over-year basis by 1.8 cents per gallon to 17.6 cents per gallon during the second quarter 2008, serving to partially offset a 4.0 percent same-store decline in the total number of retail gallons sold in the quarter. The increase in fuel margin is mainly attributable to favorable blending economics associated with our ongoing E-10 (ethanol) blended fuel program. As of June 30, 2008, blended fuel was sold at 83.0 percent of Delek’s 497 convenience store locations.

For the three months ended June 30, 2008, the Company reported a 3.1 percent same-store merchandise sales decline. The decline in same-store merchandise sales was partially offset by an increase in merchandise margin of 31.9 percent, compared to 31.6 percent in the year-ago period. The increase in merchandise margin was largely attributable to favorable pricing on select merchandise categories which served to counteract lower store traffic volumes.

Marketing Segment

The marketing segment contribution margin was $6.1 million for the second quarter 2008. On a trailing four quarter basis through June 30, 2008, the marketing segment has contributed $26 million in contribution margin, with less than $1 million in capital expenditures required to support ongoing operations during the same twelve month period. Net sales for the second quarter of 2008 included $3.6 million of inter-company fees and sales from the refining segment.

Second Quarter 2008 Conference Call Information

The Company will hold a conference call to discuss its second quarter 2008 results today at 11:00 a.m. EDT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.delekus.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at (706) 645-9291, code 57361879, and the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007

Net Sales	$1,449.6	$1,103.1	$2,667.8	$1,908.7

Operating costs and expenses:
Cost of goods sold	1,354.7	923.8	2,487.3	1,628.9
Operating expenses	64.6	56.5	122.5	103.3
General and administrative expenses	12.6	13.8	25.9	26.0
Depreciation and amortization	9.2	8.0	18.6	15.0
Gain on sale of assets	(2.9)	-	(2.9)	-
	1,438.2	1,002.1	2,651.4	1,773.2
Operating income	11.4	101.0	16.4	135.5

Interest expense	5.7	8.3	11.7	15.5
Interest income	(0.5)	(3.2)	(1.6)	(5.2)
Loss from equity method investment	0.6	-	7.1	-
Other expenses, net	(0.1)	(0.4)	0.7	0.2
	5.7	4.7	17.9	10.5

Income before income tax expense	5.7	96.3	(1.5)	125.0
Income tax expense	1.7	29.1	(0.5)	36.9

Net income	$4.0	$67.2	$(1.0)	$88.1

Basic earnings per share	$0.07	$1.31	$(0.02)	$1.72

Diluted earnings per share	$0.07	$1.29	$(0.02)	$1.69

Weighted average common shares outstanding:
Basic	53,671,164	51,176,711	53,669,611	51,158,392
Diluted	54,418,019	52,255,690	53,669,611	52,206,022

Dividends declared and paid per common share outstanding	$0.0375	$-	$0.0750	$0.2725

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$97.8	$105.0
Short-term investments	-	44.4
Accounts receivable	170.1	118.8
Inventory	165.1	130.6
Other current assets	12.2	47.7
Total current assets	445.2	446.5

Property, plant and equipment:
Property, plant and equipment	714.8	644.3
Less: accumulated depreciation	(115.5)	(98.2)
Property, plant and equipment, net	599.3	546.1

Goodwill	91.6	89.0
Other intangibles, net	11.0	11.6
Equity method investment	132.4	139.5
Other non-current assets	17.6	11.6
Total assets	$1,297.1	$1,244.3

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$326.8	$248.6
Current portion of long-term debt and capital lease obligations	31.7	10.8
Note payable	45.0	-
Accrued expenses and other current liabilities	81.9	45.6
Total current liabilities	485.4	305.0

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	243.3	344.4
Environmental liabilities, net of current portion	5.2	6.7
Asset retirement obligations	6.4	5.3
Deferred tax liabilities	48.3	60.3
Other non-current liabilities	13.4	10.1
Total non-current liabilities	316.6	426.8

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 53,680,570 and 53,666,570 shares issued and outstanding, respectively	0.5	0.5
Additional paid-in capital	275.9	274.1
Accumulated other comprehensive income	(13.9)	0.3
Retained earnings	232.6	237.6
Total shareholders' equity	495.1	512.5
Total liabilities and shareholders' equity	$1,297.1	$1,244.3

See accompanying notes to the condensed consolidated financial statements

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	For the Six Months Ended June 30,
	2008	2007

Cash flows from operating activities:	55.7	135.2
Cash flows from investing activities:	(23.2)	(240.4)
Cash flows from financing activities:	(39.7)	64.6

Net increase in cash and cash equivalents	(7.2)	(40.6)

Cash and cash equivalents at the beginning of the period	105.0	101.6
Cash and cash equivalents at the end of the period	$97.8	$61.0

DELEK US HOLDINGS, INC. AND SUBSIDIARIES Segment Statistics

	Three Months Ended June 30,
	2008	2007
REFINING SEGMENT(1):
Days operated in period	91	91
Total sales volume (average barrels per day)	51,731	53,792

Products manufactured (average barrels per day):
Gasoline	27,669	29,061
Diesel/Jet	19,742	20,006
Petrochemicals, LPG, NGLs	2,588	2,311
Other	2,518	4,442
Total production	52,517	55,820

Throughput (average barrels per day):
Crude oil	49,542	55,440
Other feedstocks	3,938	1,221
Total throughput	53,480	56,661

Per barrel of sales:
Refining operating margin(2)	$9.73	$23.29
Refining operating margin excluding inter-company marketing service fees(3)	$10.49	$24.06
Direct operating expenses	$5.38	$3.86

Pricing statistics (average for the period presented):
WTI — Cushing crude oil (per barrel)	$124.28	$65.06
US Gulf Coast 5-3-2 crack spread (per barrel)	$13.24	$23.10
US Gulf Coast Unleaded Gasoline (per gallon)	$3.12	$2.23
Low sulfur diesel (per gallon)	$3.62	$2.04
Ultra low sulfur diesel (per gallon)	$3.65	$2.07
Natural gas — (per MMBTU)	$11.35	$7.53

	Three Months Ended June 30,
	2008	2007
MARKETING SEGMENT(4):
Days operated in period	91	91
Total sales volume (average barrels per day)	17,746	20,324
Products sold (average barrels per day):
Gasoline	8,932	9,570
Diesel/Jet	8,751	10,754
Other	63	-
Total sales	17,746	20,324
Direct Operating Expenses (per barrel of sales)	$0.15	$0.16

	Three Months Ended June 30,
	2008	2007
RETAIL SEGMENT:
Number of stores (end of period)	497	502
Average number of stores	496	501
Retail fuel sales (thousands of gallons)	118,625	123,845
Average retail gallons per average number of stores (in thousands)	239	247
Retail fuel margin ($ per gallon)	$0.176	$0.158
Merchandise sales (in thousands)	$108.1	$111.8
Merchandise margin %	31.9%	31.6%
Credit expense (% of gross margin) (5)	10.3%	8.6%
Merchandise and cash over/short (% of net sales) (6)	0.2%	0.3%
Operating expense/merchandise sales plus total gallons (7)	16.6%	15.3%
(1)	Refining operating margin per barrel is calculated by dividing the margin between net sales and cost of crude oil, feedstocks and related transportation by the total barrels sold at our refinery. Industry-wide refining results are driven and measured by the margins between refined petroleum product prices and the prices for crude oil, which are referred to as crack spreads: the differential in price between a representative barrel of benchmark refined petroleum products, such as gasoline or heating oil, and a barrel of benchmark crude oil. The US Gulf Coast 5-3-2 crack spread represents the differential between Platt's quotations for 3/5 of a barrel of US Gulf Coast Pipeline 87 Octane Conventional Gasoline and 2/5 of a barrel of US Gulf Coast Pipeline No. 2 Heating Oil (high sulfur diesel) on the one hand, and the first month futures price of 5/5 of a barrel of light sweet crude oil on the New York Mercantile Exchange, on the other hand. We compare our refining operating margin to these crack spreads to assess our operating performance relative to other participants in our industry.
(2)	Excludes inter-company marketing services fees of $3.6 million for the three months ended June 30, 2008 and $7.0 million for the six months ending June 30, 2008, from Refining to Marketing segment.
(3)	Consists of third party credit, debit and fuel card processing fees as a percentage of gross margin.
(4)	Merchandise and cash over/short as a percentage of net sales is a measure of merchandise loss or theft, motor fuel theft and cash shortages as a percentage of net sales.
(5)	Operating expense for our retail segment divided by merchandise sales plus total gallons sold is a ratio we use to measure store operating performance -- especially operating expense control. Total gallons are used rather than net fuel sales to eliminate the volatility of fuel prices in the calculation and improve comparability.

DELEK US HOLDINGS, INC. AND SUBSIDIARIES Segment Data (In millions)

	As of and For the Three Months Ended June 30, 2008
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$636.9	$579.6	$232.9	$0.2	$1,449.6
Intercompany marketing fees and sales	(3.6)	-	3.6	-	-
Operating costs and expenses:
Cost of goods sold	587.5	523.3	230.2	13.7	1,354.7
Operating expenses	25.3	39.0	0.2	0.1	64.6
Segment contribution margin	$20.5	$17.3	$6.1	$(13.6)	30.3
General and administrative expense					12.6
Depreciation and amortization					9.2
Gain on sale of assets					(2.9)
Operating income					$11.4

Total assets	$458.6	$538.4	$100.7	$199.4	$1,297.1

Capital spending (excluding business combinations)	$26.7	$8.4	$0.5	$-	$35.6

	As of and For the Three Months Ended June 30, 2007
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$439.2	$486.4	$177.4	$0.1	$1,103.1
Intercompany marketing fees and sales	(3.8)	-	3.8	-	-
Operating costs and expenses:
Cost of goods sold	321.4	430.8	171.6	-	923.8
Operating expenses	18.9	37.2	0.3	0.1	56.5
Segment contribution margin	$95.1	$18.4	$9.3	$-	122.8
General and administrative expense					13.8
Depreciation and amortization					8.0
Operating income					$101.0

Total assets	$418.1	$522.3	$97.2	$114.9	$1,152.5

Capital spending (excluding business combinations)	$13.7	$5.1	$-	$-	$18.8

	For the Six Months Ended June 30, 2008
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$1,193.1	$1,060.6	$413.8	$0.3	$2,667.8
Intercompany marketing fees and sales	(7.0)	-	7.0	-	-
Operating costs and expenses:
Cost of goods sold	1,110.6	957.9	407.9	10.9	2,487.3
Operating expenses	47.4	74.5	0.4	0.2	122.5
Segment contribution margin	$28.1	$28.2	$12.5	$(10.8)	58.0
General and administrative expense					25.9
Depreciation and amortization					18.6
Gain on sale of assets					(2.9)
Operating income					$16.4

Capital spending (excluding business combinations)	$58.0	$12.8	$0.7	$-	$71.5

	For the Six Months Ended June 30, 2007
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$795.9	$817.3	$295.3	$0.2	$1,908.7
Intercompany marketing fees and sales	(6.6)	-	6.6	-	-
Operating costs and expenses:
Cost of goods sold	620.4	722.3	286.2	-	1,628.9
Operating expenses	37.8	64.8	0.5	0.2	103.3
Segment contribution margin	$131.1	$30.2	$15.2	$-	176.5
General and administrative expense					26.0
Depreciation and amortization					15.0
Operating income					$135.5

Capital spending (excluding business combinations)	$19.5	$7.5	$-	$-	$27.0

CONTACT:
Investor Relations Contact:
Delek US Holdings, Inc.
Assi Ginzburg, 615-224-1179
Vice President of Strategic Planning
or
U.S. Media Contact:
Lovell Communications Inc.
Paula Lovell, 615-297-7766
or
Israel Media Contact:
Arad Communications
Lior Chorev, 011-972-3-644-0404
Mobile: 615-972-2964